EXHIBIT 99.2

The Chemours Company Announces Upsizing and Pricing of Private Offering of $700,000,000 of 7.875% Senior Notes Due 2034

WILMINGTON, Del., February 26, 2026 -- The Chemours Company (Chemours) (NYSE: CC) today announced the pricing of its previously announced private offering of $700,000,000 aggregate principal amount of new 7.875% senior notes due 2034 (the “Notes”). The offering size was increased from the previously announced offering size of $600,000,000 aggregate principal amount of Notes. The Notes will bear interest at 7.875% per annum and mature on March 15, 2034. Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2026. The Notes will be senior unsecured obligations of Chemours and will be guaranteed by certain of its subsidiaries. The offering is expected to close on March 12, 2026, subject to customary closing conditions.

Chemours intends to use the net proceeds from the offering to fund the redemption of its outstanding 5.375% senior notes due 2027 and the partial redemption of its outstanding 5.750% senior notes due 2028.

The Notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees.

The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers' biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 5,700 employees and 28 manufacturing sites and serves approximately 2,400 customers in approximately 110 countries.

EXHIBIT 99.2

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the closing of the offering of Notes and Chemours’ intended use of the net proceeds therefrom, which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the ability of Chemours to satisfy the conditions to closing the offering and general market conditions which may impact the closing of the offering. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Matters outside Chemours’ control, including general economic conditions, geopolitical conditions, changes in laws and regulations in the United States or other jurisdictions in which we operate, and global health events and weather events, have affected or may affect Chemours’ business and operations and may or may continue to hinder Chemours’ ability to provide goods and services to customers, cause disruptions in Chemours’ supply chains such as through strikes, labor disruptions or other events, adversely affect Chemours’ business partners, significantly reduce the demand for Chemours’ products, adversely affect the health and welfare of Chemours’ personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include whether the offering of Notes is completed and other risks, uncertainties and other factors discussed in Chemours’ filings with the U.S. Securities and Exchange Commission, including in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2025. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS
Brandon Ontjes

Vice President, Investor Relations

+1.302.773.3309
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Media Relations & Reputation Leader

+1.302.219.7140
media@chemours.com